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                                                                    EXHIBIT 99.1

                                                                  [VIALINK LOGO]

FOR IMMEDIATE RELEASE


CONTACT:

J. Andrew Kerner                                  Pondel/Wilkinson Group
Chief Financial Officer                           Julie Crandall/E. E. Wang
The viaLink Company                               Investor Relations
(972) 934-5504                                    (310) 207-9300
akerner@vialink.com                               investor@pondel.com



                    viaLINK DECLARES TWO-FOR-ONE STOCK SPLIT


EDMOND, OKLA. - MARCH 1, 2000 - The viaLink Company (Nasdaq:IQIQ) today declared a two-for-one stock split of the company's common stock in the form of a stock dividend. Stockholders of record at the close of business on March 17, 2000 will receive one additional share for each share of common stock held on that date. The company's transfer agent will mail the new stock certificates representing the additional shares on March 27, 2000, and viaLink's stock will begin trading on a split-adjusted basis on March 28, 2000.

ABOUT THE VIALINK COMPANY
The viaLink Company (Nasdaq: IQIQ) is a leading provider of secure, interactive, e-business subscription-based services and solutions for the consumer packaged goods (CPG) and retail industries. viaLink's unique, Internet-based syncLinkSM and related services replace traditional paper-driven methods by enabling CPG manufacturers, distributors and retailers to manage business-to-business transactions and information more effectively and efficiently through a synchronized database system. For more information, visit viaLink's website at: www.vialink.com.

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